Exhibit 99.1

VENU Announces Leadership Appointments Advancing Operational Efficiency and Enterprise Oversight

COLORADO SPRINGS, CO – January 15, 2026 - (BUSINESS WIRE)– Venu Holding Corporation (“VENU” or the “Company”) (NYSE AMERICAN: VENU), owner and developer of premium live entertainment destinations, today announced executive leadership appointments that strengthen operational efficiency and enterprise oversight as the Company rapidly scales nationwide. Vic Sutter, Executive Vice President of Operations, has been appointed Chief Operating Officer and will lead operational alignment across VENU’s expanding portfolio. In conjunction with this appointment, the Company’s President, Will Hodgson, will shift from serving as both President and COO to focusing to serve solely as President of VENU implementing expanded enterprise-level leadership and long-term strategic oversight.

“This role is about execution, plain and simple,” said Vic Sutter, incoming Chief Operating Officer of VENU. “I’m honored and genuinely eager to step in as COO and drive operational alignment across the portfolio so we can grow faster, run smarter, and deliver the premium experience our fans, artists, and partners deserve, while giving Will, JW, and the entire team the runway to keep winning.”

“We’re ready for the next phase,” said Will Hodgson, President of VENU. “With Vic leading operations as COO, I can focus on the broader vision and long-term strategy for VENU as we scale nationwide, expanding into new markets, strengthening artist and partner relationships, and continuing to elevate the fan experience.”

“This evolution reflects the leadership Vic and Will have earned and aligns our strongest operators with the roles that best support our next phase of growth,” said J.W. Roth Founder, Chairman, and CEO of VENU. “As we prepare to scale our brands, open new venues, and announce new locations across the nation, I’m hell bent on building with efficiency and intention. I am excited to see Will and Vic thrive in these new roles and deliver consistent, well-rounded strategies that deliver results for our fans, artists, and stakeholders.”

As VENU continues to grow, this leadership structure reinforces VENU’s ability to scale its premium live entertainment and hospitality portfolio with operational discipline. With dedicated operational leadership and broader oversight across the organization, VENU is well positioned to grow its portfolio, expand nationwide, deepen artist, agency, and vendor relationships, and deliver long-term value through disciplined execution.

Prior to joining VENU, Hodgson and Sutter built proven careers across live entertainment and premium hospitality. Hodgson began in investment banking before spending 25 years in the entertainment industry, including 13 years at Live Nation as Head of House of Blues Entertainment, where he set strategy for 20 venues, 17 restaurants, and seven high end cocktail lounges, overseeing 4,000 employees and more than 3,000 events annually. Sutter brings two decades of luxury hospitality experience, including 10 years at Live Nation, where he oversaw a national portfolio of brands including Brooklyn Bowl and House of Blues, serving more than three million fans annually.

About Venu Holding Corporation

Venu Holding Corporation (“VENU”) (NYSE American: VENU) is a premier owner, developer, and operator of luxury, experience-driven entertainment destinations. Founded by Colorado Springs entrepreneur J.W. Roth, VENU has a portfolio of premium brands that includes Ford Amphitheater, Sunset Amphitheaters, Phil Long Music Hall, The Hall at Bourbon Brothers, Bourbon Brothers Smokehouse and Tavern, Aikman Owners Clubs, and Roth’s Sea & Steak. With venues operating and in development across Colorado, Georgia, Oklahoma, and Texas and a nationwide expansion underway, VENU is setting a new standard for live entertainment.

VENU has been recognized nationally by The Wall Street Journal, The New York Times, Billboard, VenuesNow, and Variety for its innovative and disruptive approach to live entertainment. Through strategic partnerships with industry leaders such as AEG Presents, NFL Hall of Famer and Founder of EIGHT Elite Light Beer, Troy Aikman, Billboard, Aramark Sports + Entertainment, Tixr, Boston Common Golf, Niall Horan, and Dierks Bentley, VENU continues to shape the future of the entertainment landscape. For more information, visit VENU’s website, Instagram, LinkedIn, or X.

Forward Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While Venu believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the company’s filings with the SEC, not limited to Risk Factors relating to its business contained therein. Thus, actual results could be materially different. Venu expressly disclaims any obligation to update or alter statements whether because of new information, future events or otherwise, except as required by law.

Contacts

VENU Media and Investor Relations

Chloe Polhamus, cpolhamus@venu.live